Exhibit 2

                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (the "Agreement") dated as of the 19th day of May 1998, is made by and among GOLD BANC CORPORATION, INC., a Kansas corporation ("Gold"), GOLD BANC ACQUISITION CORPORATION VII, INC., a Kansas corporation ("Sub") and FIRST STATE BANCORP, INC., a Kansas corporation ("Company").

         WITNESSETH:

         WHEREAS, the Boards of Directors of Gold, Sub and Company have approved and deem it advisable and in the best interests of their respective companies and shareholders that Gold and Company become affiliated through the merger of Company with and into Sub in the manner hereinafter set forth (the "Merger" or the "Company Merger"); and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

                                    ARTICLE I
                               THE COMPANY MERGER

         1.1 The Company Merger. Upon the terms and subject to the conditions of this Agreement at the Effective Time (as hereinafter defined), Company shall be merged with and into Sub and the separate existence and corporate organization of Company shall thereupon cease and Sub and Company shall thereupon be a single corporation. Sub shall be the surviving corporation in the Merger and the separate corporate existence of Sub shall continue unaffected and unimpaired by the Merger.

         1.2 Effective Time of the Company Merger. On the Closing Date (as hereinafter defined), the proper officers of Company and Sub shall execute and acknowledge appropriate certificates of merger that shall be filed with the Kansas Secretary of State on the first business day following the Closing Date, all in accordance with the Kansas General Corporation Code (the "KGCC"). The Merger shall become effective on the first day of the first calendar month following the Closing Date (the "Effective Time"). The closing shall be on a day (the "Closing Date") occurring not less than two (2) and not more than five (5) business days before the Effective Time and not later than forty-five (45) days following the satisfaction or waiver, to the extent permitted hereunder, of the last of the conditions to the consummation of the Merger specified in Articles VII and VIII of this Agreement at 10:00 a.m. at Gold Banc Corporation, 11301 Nall Avenue, Leawood, Kansas, which day shall be specified by notice from Gold to Company (such notice to be at least five (5) days in advance of such Closing
Date), or on such other date and at such other place and time as the parties hereto may mutually agree.

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         1.3 The Articles of  Incorporation.  The Articles of Incorporation  and
By-Laws of Sub as in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation and By-Laws of the surviving corporation from and after the Effective Time until amended as provided by law and the officers and directors of Sub shall continue as the officers and directors of the surviving corporation from and after the Effective Time.

         1.4 Effect of Company Merger. Subject to Kansas law, at the Effective Time (a) Sub shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of Company and all obligations belonging to or due each of Company and Sub shall be vested in Sub without further act or deed; (b) title to any real estate or any interest therein vested in Company shall not revert or in any way be impaired by reason of the Company Merger; (c) all rights of creditors and all liens on any property of the Company shall be preserved unimpaired; and
(d) Sub shall be liable for all the obligations of Company, and any claim existing, or action or proceeding pending, by or against either of Company or Sub, may be prosecuted to judgment with the right of appeal, as if the Company Merger had not taken place.

         1.5 Further Assurances. If at any time after the Effective Time, Sub shall consider it advisable that any further conveyances, agreements, documents, instruments or assurances of law or any other actions or things are necessary or desirable to vest, perfect, confirm, or record in Sub the title to any property, rights, privileges, powers, or franchises of the Company, the former Board of Directors and officers of the Company shall, and will be authorized to, execute and deliver in the name and on behalf of the Company or otherwise, any and all proper conveyances, agreements, documents, instruments, and assurances of law and do all things necessary or proper to vest, perfect, or confirm title to such property, rights, privileges, powers and franchises in Sub, and otherwise to carry out the provisions of this Agreement.

                                   ARTICLE II
                        PROVISIONS OF MERGER TRANSACTION

         2.1 Effect of Merger on Sub Stock. At the Effective Time, each share of common stock, $1.00 par value per share, of Sub ("Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding, and shall be unaffected by the Company Merger.

         2.2 Conversion of the Company Shares in the Company Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:
                  (a) Each share of common stock, $10.00 par value per share of the Company ("Company Common Stock"), that is either authorized but unissued or held in the treasury of the Company, if any, or held by the Company or any subsidiary of the Company other than as trustee, fiduciary, nominee or some similar capacity shall be canceled and retired and shall cease to exist from and after the Effective Time, and no cash or other consideration shall be delivered in exchange therefore;

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                  (b) Each  outstanding  share of Company Common Stock, of which
Ninety-One Thousand One Hundred Forty-Eight (91,148) are issued and outstanding (but excepting Company Dissenting Shares as defined below) shall be converted into 19.6082 shares (the "Exchange Ratio) of common stock, $1.00 par value per share of Gold ("Gold Common Stock") with fractions of shares rounded to the nearest 1/1000th of a share. The Exchange Ratio set forth in this Section 2.2(b) has been calculated after giving effect to the 100% stock dividend referenced in
Section 3.6 hereinafter.

         2.3  Exchange of Certificates.

                  (a) Gold, on behalf of Sub, shall make available to Exchange National Bank and/or to Advest, Inc., which are hereby designated as exchange agents (the "Exchange Agents"), at and after the Effective Time, such number of shares of Gold Common Stock as shall be issuable to the holders of Company Common Stock in accordance with Section 2.2 hereof. As soon as practicable after the Closing Date, Gold, on behalf of the Exchange Agents, shall mail to each holder of record of a certificate that immediately prior to the Closing Date represented outstanding shares of Company Common Stock (i) a form letter of transmittal and (ii) instructions for effecting the surrender of certificates of Company Common Stock for exchange into certificates of Gold Common Stock. The Gold Common Stock into which the Company Common Stock is being converted in accordance with Section 2.2(b) hereof may be delivered to a brokerage account established at Advest, Inc. for each shareholder of the Company; provided, however, that definitive stock certificates for shares of Gold Common Stock will be issued by the Exchange Agents and delivered to each Company shareholder that requests such certificates.

                  (b) Notwithstanding any other provision herein, no fractional shares of Gold Common Stock and no certificates or script therefor or other evidence of ownership thereof will be issued. All fractional shares of Gold Common Stock to which a holder of Company Common Stock would otherwise be entitled to under Section 2.2 hereof shall be aggregated. If a fractional share results from such aggregation, such shareholder shall be entitled, after the Effective Time and upon the surrender of such shareholder's certificate or certificates representing shares of Company Common Stock, to receive from the Exchange Agent an amount in cash in lieu of such fractional share equal to the product of such fraction and the average of the closing sales price of Gold Common Stock as reported by the National Association of Securities Dealers Automated Quotation National Marketing System on each of the ten consecutive trading days immediately preceding the third trading day prior to the Effective Time (the "Gold Stock Price"). Gold, on behalf of Sub, shall make available to the Exchange Agent, as required from time to time, any cash necessary for this purpose.

         2.4 Closing of the Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made.

         2.5 Dividends. No dividends or other distributions that are declared after the Effective Time with respect to Gold Common Stock payable to holders of record thereof after the Effective Time shall be paid to the Company shareholders entitled to receive certificates representing Gold Common Stock until such shareholders surrender to the Exchange Agent their


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certificates representing Company Common Stock. Upon such surrender, there shall be paid to the shareholder in whose name the certificates representing such Gold Common Stock shall be issued any dividends which shall have become payable with respect to such Gold Common Stock between the Effective Time and the time of such surrender, without interest. After such surrender there shall also be paid to the shareholder in whose name the certificates representing such Gold Common Stock shall be issued any dividend on such Gold Common Stock that shall have (a) a record date subsequent to the Effective Time and prior to such surrender and
(b) a payment date after such surrender, and such payment shall be made on such payment date. In no event shall the shareholders entitled to receive such dividends be entitled to receive interest on such dividends.

         2.6 Shareholders' Approval. Company agrees to submit this Agreement and the transactions contemplated hereby to its shareholders for approval to the extent required and as provided by law and the Articles of Incorporation and By-Laws of Company and in accordance with Section 10.1 hereof. A shareholders' meeting of Company shall be held and Company shall use its reasonable best efforts to take all steps as shall be required for said meeting to be held as soon as reasonably practicable after the effective date of the Registration Statement (as defined in Section 10.1 hereof). Company and its Board of
Directors  shall  recommend  that  the  shareholders  of  Company  approve  this
Agreement and the transactions contemplated hereby and shall use their reasonable best efforts to secure such approval.

         2.7 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, to the extent appraisal rights are available to the Company's shareholders pursuant to the KGCC, any shares of Company Common Stock held by a person who objects to the Merger, whose shares of Company Common Stock were not entitled to vote or were not voted in favor of the Merger and who complies with all of the provisions of the KGCC concerning the rights of such person to dissent from the Merger and to require appraisal of such person's shares of Company Common Stock and who has not withdrawn such objection or waived such rights prior to the Closing Date ("Company Dissenting Shares") shall not be converted pursuant to Section 2.2 but shall become the right to receive such consideration as may be determined to be due to the holder of such Company Dissenting Shares pursuant to the KGCC, including, if applicable, any costs determined to be payable by Sub or the Company to the holders of the Company Dissenting Shares pursuant to an order of the district court in accordance with the KGCC. Notwithstanding the foregoing, as set forth hereinafter, the obligation of Gold to close on this transaction is contingent upon the total required cash payments due Company's shareholders totaling less than 5% of the total consideration being provided by Gold to Company as consideration for this Merger.

         2.8 Adjustments. If at any time during the period between the date hereof and the Effective Time, any change in the outstanding shares of Gold Common Stock is effected by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Exchange Ratio shall be adjusted on a pro rata basis.


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                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF GOLD AND SUB

         Except as set forth on the Gold Disclosure Schedule attached hereto, Gold and Sub, jointly and severally, hereby represent and warrant to the Company and the Shareholders of the Company as follows:

         3.1 Organization and Authority.

                  (a) Gold is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas with the corporate power and authority to own its properties and conduct its business as it is now being conducted and is duly registered as a bank holding company under the provisions of the Bank Holding Company Act of 1956, as amended.

                  (b) Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. Sub has the corporate power to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by Sub and the consummation by Sub of the transactions contemplated hereby have been duly authorized by its Board of Directors and by Gold as the sole shareholder of Sub.

         3.2 Authority. Gold has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation by Gold of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Gold. This Agreement has been duly executed and delivered by Gold, and assuming due execution and delivery by Company, constitutes a valid and binding obligation of Gold, enforceable against Gold in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

         3.3 No Gold Shareholder Approval. The shareholders of Gold are not required by law, the Articles of Incorporation or Bylaws of Gold, or any NASD rule or regulation to approve this Agreement.


         3.4 No Violations. Subject to approval by the appropriate regulatory agencies, the execution, delivery and performance of this Agreement by Gold and Sub do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Gold or any subsidiary of Gold or to which Gold or any subsidiary (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of Gold or any subsidiary of Gold or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the

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termination  of,  accelerate  the  performance  required  by,  or  result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Gold or any subsidiary of Gold under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Gold or any subsidiary of Gold is a party, or to which any of their respective properties or assets may be bound or affected.

         3.5 Consents. Except for approvals of the appropriate regulatory agencies and such filings and registrations as are required under federal and state securities and Blue Sky laws, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Gold of the Merger or the other transactions contemplated by this Agreement.

         3.6 Capital Stock of Gold. Gold has authorized capital stock consisting of (a) 25,000,000 shares of common stock, $1.00 par value ("Gold Common Stock"), of which 5,352,196 shares were issued and outstanding on March 31, 1998, subject, however, to a 100% stock dividend for shareholders of record as of May 6, 1998 with such stock split payable on May 18, 1998, (b) $28.75 Million of 8.75% Junior Subordinated Deferrable Interest Debentures and (c) 25,000,000 shares of preferred stock, none of which are issued and outstanding. All of the issued and outstanding shares of Gold Common Stock are validly issued, fully paid and non-assessable. Holders of Gold Common Stock do not have any preemptive rights with respect to the issuance of additional authorized shares of Gold Common Stock.

         3.7 Government Regulation. Gold and its subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the lawful conduct of their respective businesses and ownership of their respective properties. Gold and its subsidiaries have substantially complied with all material federal, state and local statutes, regulations, ordinances or rules applicable to the ownership of their respective properties or the conduct of their respective businesses.

         3.8 Financial Statements. The consolidated balance sheets of Gold as of December 31, 1997, the consolidated statement of earnings for the year ended December 31, 1997, and all related schedules and notes to the foregoing, all of which have been delivered to Company, have been certified by KPMG Peat Marwick LLP, independent certified public accountants. All of the foregoing financial statements, together with the financial statements of Gold dated as of March 31, 1998 and for the period then ending, have been prepared in accordance with generally accepted accounting principles and practices which were applied on a consistent basis, and present fairly in all material respects the financial position, results of operation and changes of financial position of Gold as of their respective dates and for the periods indicated. From March 31, 1998 until the date hereof, there has been no material adverse change in the financial condition, properties, assets, liabilities, business or prospects of Gold.

         3.9 SEC Reports. Gold's Report on Form 10-K for year ended December 31, 1997, filed with the Securities and Exchange Commission and all subsequent reports and proxy statements filed by Gold thereafter pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 do not and will not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed. Since the filing of such Report on Form 10-K, no other report, proxy statement, or other document has been required to be filed by Gold pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 which has not been filed. Gold has delivered to Company the Form 10-K for the fiscal year ended December 31, 1997 and unaudited financial statements for the quarter ended March 31, 1998.

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         3.10  Status of Gold  Common  Stock to be  Issued.  The  shares of Gold
Common Stock into which the Company Common Stock are to be exchanged or converted pursuant to this Agreement will be, when delivered as specified in this Agreement, validly authorized and issued, fully paid and non-assessable, and registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time (the "Securities Act").

         3.11 Legal Proceedings. There are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of Gold, threatened against or affecting the properties, assets, rights or business of Gold or any subsidiary of Gold or the right to carry on or conduct their business, nor are there to the knowledge of Gold any grounds therefor, which, if adversely determined, would have a material adverse effect on the business, operations, properties or financial condition of Gold. There are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of Gold, threatened which will or could prevent or interfere with the consummation of the transactions contemplated by this Agreement.

         3.12 Taxes. Gold and Sub have timely filed all federal, state and local tax returns required to be filed by them, and have timely paid and discharged any taxes due in connection with all such tax returns. To the best knowledge of Gold, the liability for taxes set forth on each such tax return adequately reflects the taxes due with respect to such returns. Neither the Internal Revenue Service nor any other taxing authority is now asserting, either through audits, administrative proceedings, court proceedings or otherwise any deficiency or claim for additional taxes against Gold or Sub or any subsidiary of Gold. Neither Gold nor Sub has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessments of, any tax. There are no tax liens on any of the assets of Gold or Sub or any subsidiary of Gold.

         3.13 Defaults. Neither Gold nor any of its subsidiaries is in material breach or material default under any agreement or commitment to which Gold or any of its subsidiaries is a party, or under any loan agreement, note, security agreement, guarantee or other document pursuant to or in connection with Gold's or any of its subsidiaries' extension of credit; and, to their knowledge, there has not occurred any event which, after the giving of notice, the lapse of time or otherwise, would constitute any such default under, or result in any such breach of, any such agreement, commitment or extension of credit.


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         3.14  Information   Supplied.   Gold  will  ensure  that  none  of  the
information supplied or to be supplied by Gold and Sub for inclusion or incorporation by reference in (a) the Registration Statement (as defined in Section 10.1) will, at the time the Registration Statement is filed with the Securities and Exchange Commission (the "SEC") and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Proxy
Statement (as defined in Section 10.1) will, at the date of mailing to stockholders and at the time of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to have stated a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than information supplied by Company.

         3.15 Absence of Adverse Agreements. Neither Gold nor Sub nor any subsidiary of Gold is a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may have a material adverse effect on the financial condition, results or operations, assets, business or prospects of Gold or Sub or any subsidiary of Gold, taken as a whole.

         3.16 Broker's Fees. Neither Gold nor Sub nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Except as set forth on the Company Disclosure Schedule hereto, Company hereby represents and warrants to each of Gold and Sub as follows:

         4.1  Organization and Good Standing.

                  (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas with the corporate power and authority to own its properties and conduct its business as it is now being conducted and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The conduct of Company's business and the ownership of its properties do not require Company to qualify as a foreign corporation in any jurisdiction except where the failure to be so qualified individually or in the aggregate would not materially and adversely affect the business, operations, properties or financial condition of Company and its subsidiary.

                  (b) Company has one subsidiary: First State Bank & Trust Company, Pittsburg, Kansas ("Bank"), which is a Kansas banking corporation duly organized, validly existing and in good standing under the laws of the State of Kansas, with the corporate power and authority to carry on its business as it is now being conducted. Bank is duly qualified to do business in each jurisdiction in which the conduct of its business requires such qualification except where the

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failure to be so qualified individually or in the aggregate would not materially and adversely affect the business, operations, properties or financial condition of Company and/or Bank.

         4.2 Authority. Company has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company. This Agreement has been duly executed and delivered by Company, and assuming due execution and delivery by Gold, constitutes a valid and binding obligation of Company, enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

         4.3 Shareholder Approval. The Board of Directors of Company has directed or will direct, that this Agreement and the transactions contemplated hereby be submitted to the Company's shareholders for approval at a meeting of such shareholders and, except for adoption of this Agreement by the requisite vote of the Company's shareholders, no other shareholder action is necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Board of Directors will recommend that the shareholders approve the transactions contemplated hereby, subject to their fiduciary duties. The approval of the majority of the outstanding shares of Company Common Stock entitled to vote with respect to such matter is required for approval of this Agreement and to consummate the transactions contemplated hereby. No approval of a number of outstanding shares of Company greater than that required by the relevant statutory provisions is required for approval of this Agreement and the consummation of the transactions contemplated hereby.

         4.4 No Violations. Except for the approvals of the appropriate regulatory agencies and such filings and registrations as are required under federal and state securities and Blue Sky laws, the execution, delivery and performance of this Agreement by Company do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Company or Bank or to which Company or Bank (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of Company or Bank or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Company or Bank under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or Bank is a party, or to which any of their respective properties or assets may be bound or affected.

         4.5 Consents. Except for the approvals of the appropriate regulatory agencies and such filings and registrations as are required under federal and state securities and Blue Sky laws, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Company of the Merger or the other transactions contemplated by this Agreement.

         4.6 Capitalization. Company has authorized capital stock consisting of 100,000 shares of common stock, par value $10.00 per share, of which 91,148 shares are issued and outstanding, and 860 shares held as treasury stock. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable. There are no outstanding warrants, options, subscriptions, contracts, rights or other agreements or commitments obligating Company to issue or sell any additional shares of Company Common Stock nor are there outstanding any securities, debts, obligations or rights which are convertible into or exchangeable for shares of Company Common Stock. The authorized capital stock of Bank consists of 100,000 shares of common stock, $10.00 par value per share ("Bank Stock"), of which 100,000 shares have been duly and validly issued, are fully paid, and, are owned directly by Company. Such shares are free and clear of all liens, encumbrances, equities or claims save and except for a pledge of such shares to secure the obligation of the Company to NationsBank of Kansas, the outstanding principal balance of which is $531,065.00 as of the date hereof (the "Bank Stock Loan"). There are no outstanding warrants, options, subscriptions, contracts, rights or other arrangements or commitments obligating Company or Bank to issue or sell any additional shares of Bank's capital stock nor are there outstanding any securities, debts, obligations or rights which are convertible into or exchangeable for shares of capital stock or any other equity security of Bank.

         4.7 Government Regulation. Company and Bank hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the lawful conduct of their respective businesses and ownership of their respective properties. Company and Bank have substantially complied with all material federal, state and local statutes, regulations, ordinances or rules applicable to the ownership of their respective properties or the conduct of their respective businesses.

         4.8 Financial Statements. The Company has previously delivered to Gold and Sub balance sheets for the Company as of March 31, 1998, December 31, 1997 and December 31, 1996, the statements of earnings for the period ended March 31, 1998 and for the years ended December 31, 1997 and December 31, 1996, the balance sheet and statement of earnings for the Bank as of March 31, 1998 and for the period then ending, and all related schedules and notes to the foregoing (collectively the "Company Financial Statements"). Although such statements have not been certified as of the date hereof by independent certified public accountants, the Company Financial Statements have been prepared (except for the absence of notes thereto) in accordance with generally accepted accounting principles and practices which were applied on a consistent basis, and present fairly in all material respects the financial position, results of operation and changes of financial position of Company or the Bank, as applicable, as of their respective dates and for the periods indicated. Company has no material liabilities or obligations of a type which would be included in a balance sheet prepared in accordance with generally accepted accounting principles whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the balance sheet of Company as of March 31, 1998, or incurred since March 31, 1998, in the ordinary course of business. From March 31, 1998 until the date hereof, there has been no material adverse change in the financial condition, properties, assets, liabilities, rights or business of Company or Bank, or in the relationship of Company and Bank with respect to its employees, creditors, suppliers, distributors, customers or others with whom it has business relationships.

         4.9 Legal Proceedings. There are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of Company, threatened against or affecting the properties, assets, rights or business of Company or Bank or the right to carry on or conduct their respective businesses, nor are there to the knowledge of Company any grounds therefor, which, if adversely determined, would in the aggregate materially adversely affect the business, operations, properties or financial condition of Company or Bank. There are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of Company, threatened which will or could prevent or interfere with the consummation of the transactions contemplated by this Agreement. The Company agrees to advise Gold and Sub if at any time between the date hereof and the Effective Time, any legal proceeding as described in this paragraph is initiated or, to the knowledge of Company, threatened.

         4.10 Title to Assets. Except for securities pledged to secure public funds deposits or subject to customer repurchase agreements entered into in the ordinary course of business, and leased property discussed below, Company and Bank have good and marketable title to and possession of all of their respective real and personal properties and assets, in each case free and clear of any liens, restrictions, encumbrances, rights, title and interests of others, except for other real estate owned and except as reflected on their respective financial statements and except for the lien of current taxes, covenants and restrictions of record, and other minor imperfections of title not affecting marketability, which liens, covenants, restrictions and imperfections do not materially affect the value of such property and do not interfere with the use made of such property by Company and Bank. The real and personal properties and assets held under lease by Company and Bank are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made of such properties and assets by Company and Bank. No consent is necessary under the terms of any such lease in connection with the consummation of the transactions contemplated hereby.

         4.11 Undisclosed Liabilities. As of the date hereof, neither Company nor Bank have any debt, liability or obligation (whether accrued, contingent, absolute or otherwise) known to any of such corporations of the nature which would customarily be included in a corporate balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles that is not reflected or reserved against in the Company Financial Statements or was not incurred in the ordinary course of their business.

         4.12 Taxes. The Company and Bank have timely filed all tax returns required to be filed by them, and the Company and Bank have timely paid and discharged all taxes due in connection with or with respect to the filing of such tax returns and have timely paid all other taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company is maintaining reserves adequate for their payment. To the best knowledge of the Company, the liability for taxes set forth on each such tax return adequately reflects the taxes required to be reflected on such tax return. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of Company's knowledge, threatening to assert against Company or Bank any deficiency or claim for additional taxes. Neither the Company nor Bank has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any tax. There are no tax liens on any assets (excluding OREO properties) of the Company or Bank. Neither the Company nor Bank has received a ruling or entered into an agreement with the Internal Revenue Service or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect (as defined below) on the Company or Bank, taken as a whole, after the Effective Time. For purposes of this Agreement, "Material Adverse Effect" with respect to the Company or Bank means an effect that: (1) is materially adverse to the business, financial condition, results of operations or prospects of the Company or Bank taken as a whole; (2) significantly and adversely affects the ability of the Company or Bank to consummate the transactions contemplated by this Agreement by the Closing Date or to perform their material obligations under this Agreement; or (3) enables any persons to prevent the consummation by the Closing Date of the transactions contemplated by this Agreement. The Company agrees to provide assistance in the preparation of income tax returns for the Company and Bank from the commencement of the current fiscal year through the Effective Time with such returns to be completed within ninety (90) days after the Effective Time.

         4.13 Contracts. Neither Company nor Bank is party to or bound by any:

                  (a)  employment contract;

                  (b) bonus, deferred compensation, savings, profit sharing, severance pay, pension or retirement plan or arrangement, except for the Plans referenced in Section 4.16 hereof;

                  (c) material lease or license with respect to any property, real or personal, whether Company or Bank is landlord or tenant, licensor or licensee, involving a liability or obligation of Company or Bank as obligor in excess of $5,000 on an annual basis;.

                  (d) agreement, contract or indenture relating to the borrowing of money by Company or any subsidiary, excluding deposit obligations, obligations under certificates of deposit, letters of credit, items in the process of collection, commitments to loan or discount, endorsements made for collection and guarantees made in the ordinary course of business;

                  (e) agreement with any present or former officer, director or shareholder of Company or Bank; or

                  (f) other contract, agreement or other commitment which is material to the business, operations, property, prospects or assets or to the condition, financial or otherwise, of Company or Bank or which involve a payment by Company or Bank of more than $5,000 on an annual basis.

         4.14 Regulatory Reports; Examinations. Company and Bank have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, with all governmental or regulatory authorities, agencies, courts, commissions or other entity ("Governmental Entity") and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of Company and Bank, no Governmental Entity has initiated any proceeding or, to the best knowledge of Company, investigation into the business or operations of Company or Bank. To the best knowledge of Company, there is no unresolved material violation, criticism, or exception by any Governmental Entity with respect to any written report or statement relating to any examinations of Company or Bank. Company has made available to Gold all reports of examinations conducted by any Governmental Entity with respect to Company and/or Bank, during the preceding three (3) years. Company will also make available to Gold and Sub any subsequent reports of examination received from any Government Entity between the date hereof and the Effective Time.

         4.15 Conduct. From March 31, 1998 until the date hereof:

                  (a) There has been no material adverse change in the financial condition of, or in the properties, assets, liabilities, rights or business, taken as a whole, of Company or Bank or in the relationship of Company or Bank with respect to their employees, creditors, suppliers, distributors, customers or others with whom they have business relationships.

                  (b) The business affairs of Company and Bank have been conducted and carried on only in their ordinary and regular course of business, and Company and Bank have not incurred or become subject to any liabilities or obligations other than those incurred in their ordinary course of business, those incurred pursuant to existing contracts included on the Disclosure Schedule and those incurred pursuant to commitments permitted hereby.

                  (c) Neither Company nor Bank have entered into any employment contract with any director, officer or salaried employee, paid any or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their officers, employees or directors, increased the rate of compensation, if any, or instituted or made any material increase in any officer's, employee's or director's welfare, retirement or similar plan or arrangement, other than merit increases made in accordance with past practices and procedures.

         4.16 Compliance with ERISA. Neither Company nor Bank has established, maintained or contributed at any time during the five-year period ending as of the Effective Time to any employee benefit plan (as defined in Sections 3(3) or 3(37) of the Employment Retirement Income Security Act of 1974 ("ERISA")) or any other plan with respect to which any governmental filings are required, except for the plans listed on the Company Disclosure Schedule (collectively, the "Plans"). A true and accurate copy of each of the Plans, any related trust agreements and each of the amendments thereto has been provided to Gold together with (i) all determination letters received in respect of any qualified plans, and (ii) all required reports and supporting schedules filed with any government agency in respect of the Plans for the three most recent years ending on or before the date hereof. To Company's knowledge as sponsor of the Plans, the Plans and each fiduciary (as defined in Section 3(21) of ERISA) of the Plans are in compliance in all material respects with all applicable requirements (including nondiscrimination requirements in effect as of the date hereof) of the Internal Revenue Code of 1986 ("Code"), including, but not limited to, Sections 79, 105, 106, 125, 401, 501, and 4975 of the Code. For purposes of this Section 4.16, noncompliance with the Code or ERISA is material if such noncompliance could have a Material Adverse Effect on the condition of one or more of the Plans or of Company or Bank, either as of the Effective Time or upon discovery of the noncompliance. To Company's knowledge as sponsor of the Plans, all required contributions to the Plans through the date hereof have been made. To Company's knowledge, Company and Bank (each with respect to the Plans), as well as the Plans, have no material current or threatened liability of any kind to any person, including but not limited to any government agency, as of the date hereof, other than for the payment of benefits in the ordinary course.

         4.17 Defaults. Neither Company nor Bank is in material breach or material default known to Company under any agreement or commitment to which the Company or Bank is a party, or under any loan agreement, note, security agreement, guarantee or other document pursuant to or in connection with the Company's or Bank's extension of credit; and to Company's knowledge, there has not occurred any event which, after the giving of notice, the lapse time or otherwise, would constitute any such default under, or result in any such breach of, any such agreement, commitment or extension of credit.

         4.18 Insurance. Complete and correct copies of all material policies of fire, product or other liability, workers' compensation and other similar forms of insurance owned or held by Company and Bank have been delivered or made available to Gold. Subject to expirations and renewals of insurance policies in the ordinary course of business, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy. Such policies are valid and enforceable policies. To the best knowledge of Company, the insurance policies to which Company or Bank are parties are sufficient for compliance with all material requirements of law and all material agreements to which Company or Bank are parties and will be maintained by Company and Bank until the Effective Time. Neither Company nor Bank has been refused any insurance with respect to any material assets or operations, nor has coverage been limited in any respect material to their operations by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last five (5) years.

         4.19 Absence of Adverse Agreements. Neither the Company nor Bank is a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmental agency or authority which materially and adversely affects or is reasonably likely to result in a Material Adverse Effect on the financial condition, results or operations, assets, business or prospects of the Company or Bank, taken as a whole.

         4.20 Internal Controls and Records. The Company and Bank maintain books of account which accurately and validly reflect, in all material respects, all loans, mortgages, collateral and other business transactions and maintain accounting controls sufficient to ensure that all such transactions are (a) in all material respects, executed in accordance with its management's general or specific authorization, and (b) recorded in conformity with generally accepted accounting principles.

         4.21 Loans. (a) Bank is not a party to any written or oral loan agreement, note or borrowing arrangement which has been classified as "substandard", "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by Company or Bank or banking regulators, except as reflected on a list previously provided to Gold and Sub during the due diligence period; (b) neither Company nor Bank is a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, with any director or executive officer of Company or Bank, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; (c) to the best knowledge of Company neither Company nor Bank is a party to any written or oral loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any governmental authority and which violation is reasonably likely to result in a Material Adverse Effect on the Company or the Bank.

         4.22 Environmental Laws. To the best knowledge of the Company: (i) the operations of Company and Bank comply in all material respects with all applicable past and present federal, state and local environmental statutes and regulations and neither the condition of any property owned by Company or Bank nor the operation of the business of any of such entities violates in all material respects any applicable federal, state or local environmental statute or regulation; (ii) none of the operations of Company or Bank is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental health or safety statute or regulation nor is it the subject of any claim alleging damages to health or property pursuant to which the Company or Bank may be liable; (iii) none of the operations of nor any of the properties owned by Company or Bank is the subject of any federal, state or local investigation in evaluating whether any remedial action is needed to respond to a release or threatened release of any hazardous waste or substance from whatever source; (iv) no condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of any federal, state or local environmental law and at no time has the Company or Bank stored or used any pollutants, contaminants or hazardous or toxic waste, substances or materials on or at any location owned by Company or Bank; (v)there are no underground storage tanks now or heretofore located on any real property owned by Company or Bank; (vi)neither Company nor Bank has ever been notified by either a federal, state or local governmental authority, or any private party, that Company or Bank is a potentially responsible party for remedial costs spent addressing the release, or threat of a release, of a hazardous substance and to the environment pursuant to the Comprehensive Environmental Response,
Compensation or Liability Act, 42 U.S.C. ss.ss. 9601, et seq. Or any corresponding state law.

         Gold may obtain at its option and expense on or prior to 120 days following the date hereof an environmental audit of all properties and assets of Company and Bank whether directly owned or classified as other real estate owned. Such environmental audit shall constitute a part of the due diligence process, should Gold choose to pursue it, and if Gold determines in its sole discretion that such environmental audit reflects the potential of a material environmental problem with respect to any of the properties or assets of Company or Bank, then Gold may deem the due diligence unsatisfactory and terminate this Agreement under the terms of Section 9.1 hereinafter.

         4.23 Broker's Fees. Neither Company nor Bank nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         4.24 Labor Matters. (a) To the best knowledge of Company, Company and Bank are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against Company or Bank pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or threatened against or affecting Company or Bank; (d) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against Company or Bank; and (e) neither Company nor Bank is experiencing any material work stoppage.

         4.25. Information Supplied. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than information supplied by Gold or Sub.

         4.26 Full Disclosure. No statement contained in any document, certificate, or other writing furnished or to be furnished by or at the direction of Company to Gold in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                    ARTICLE V
                              COVENANTS OF COMPANY

         5.1 Affirmative Covenants of the Company. Unless the prior written consent of Gold shall have been obtained, and which consent will be given or denied within 3 business days of receipt of written request for such consent, and except as otherwise expressly contemplated herein, the Company shall and shall cause Bank to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and assets and maintain its rights and franchises; (iii) maintain as valid and enforceable all policies of insurance as referenced in Section 4.18 herein, (iv) provide updates to Gold and Sub with respect to those loans reflected on the list previously provided to Gold and Sub as referenced in Section 4.21 herein and (v) take no action which would (a) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated hereby , (b) would prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of
Section 368(a) of the Code, or (c) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement.

         5.2 Negative Covenants of the Company. Except as specifically permitted by this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company covenants and agrees that it will not do or agree to commit to do, or permit Bank to do or agree to commit to do, any of the following without the prior written consent of Gold, which consent shall not be unreasonably withheld and which consent will be given or denied within 3 business days of receipt of written request for such consent:

                  (a) make any single loan (or series of loans to the same or related entities or persons) or any commitment (verbal or written) for a loan (or series of commitments to the same or related entities or persons) in an amount greater than $100,000.00 other than renewals of existing loans or commitments to loan;

                  (b) purchase or invest in any securities, other than U.S. government obligations or other securities backed by the full faith and credit of the United States having a maturity of not more than two years from the date of purchase;

                  (c) amend or adopt any employee benefit plan or grant any increase in the rates of pay of their employees or any increase in the compensation payable or to become payable, if any, to any director, officer, employee or agent thereof, or contribute to any pension plan or otherwise increase in any amount the benefits or compensation of any such directors, officers or employees of Company or Bank under any pension plan or other contract or commitment except for merit increases in accordance with past practices;

                  (d) make any capital expenditure or enter into any material contract or commitment (except loan commitments as permitted in Subparagraph (a) of this Section 5.2); involving an obligation or commitment in excess of $5,000 or engage in any transaction not in their usual and ordinary course of business and consistent with past practices;

                  (e) declare or pay any dividend or make any other distribution in respect of any capital stock of Company or Bank, split, combine or reclassify any shares of its capital stock or, directly or indirectly, redeem, purchase or otherwise acquire any share of the capital stock of the Company or Bank; provided, however, that (i) each of the Bank and the Company may declare and pay quarterly cash dividends, in an amount equal to $1.00 per share, consistent with past practices (with such dividends payable during the first month following the end of each calendar quarter between the date hereof and the Closing Date such that the dividends referenced in this clause (i) are payable in the month of July for the quarter ending June 30, 1998, and in the month of October for the quarter ending September 30, 1998; provided, however, that if the Closing Date occurs on or before September 30, 1998, then the Company and the Bank, on or before the Closing Date, may declare and pay a dividend equal to $1.00 per share reduced by the amount of any cash dividends [on a per share basis] to be received by the shareholders of the Company on shares of Gold Common Stock which they will receive pursuant hereto if the Closing Date has occurred prior to the record date of a dividend declared by Gold during the quarter ending September 30, 1998), (ii) if the transactions contemplated hereby are not consummated in time to permit the shareholders of the Company to receive any cash dividends declared and payable on the Gold Common Stock after September 30, 1998, with respect to the shares of Gold Common Stock which they will receive pursuant hereto (the aggregate dollar amount of such dividends is referred to herein as the "Gold Equivalent Dividend"), then the Bank and the Company may declare and pay a cash dividend in an amount equal to the Gold Equivalent Dividend and (iii) the Bank may declare and pay cash dividends in amounts sufficient to pay reasonable out-of-pocket fees and expenses incurred by the Company (including, without limitation, fees and expenses payable pursuant to Section 11.1 hereof) in connection with the consummation of the transactions contemplated hereby (the amounts referred to in (i), (ii) and (iii) herein are collectively referred to herein as "Permitted Dividends").

                  (f) amend the Articles of Incorporation or By-Laws of either of the Company or Bank or make any change in the authorized, issued or outstanding capital stock (or any change in the par value thereof) of Company or Bank;
                  (g) acquire or purchase any assets of or make any investment in any financial institution other than the purchase of loans or participations therein in the ordinary course of business, but subject to Section 5.2(a);

                  (h)  enter into any new line of business;

                  (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets, which would be material, individually or in the aggregate, to Company or Bank, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

                  (j) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provisions of this Agreement except, in every case, as may be required by applicable law;

                  (k) change its  methods  of  accounting  in effect on the date hereof, except as required by changes in generally accepted accounting principles ("GAAP") or regulatory accounting principles as concurred with by the Company's independent accountants;

                  (l) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of any of its material assets or properties;

                  (m)  file  any   application  to  relocate  or  terminate  the
operations of any banking office;

                  (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

                  (o) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company or Bank is a party or by which the Company or Bank or their respective properties is bound; or

                  (p) make any new loan or new extension of credit, or commit to make any such loan or extension of credit, to any director or officer of the Company or Bank without giving Gold three days' notice in advance of the Company's or Bank's approval of such loan or extension of credit or commitment relating thereto.

         5.3 Inspection. Between the date hereof and the Closing Date and upon reasonable notice, Gold and its authorized representatives shall be permitted full access during regular business hours to all properties, books, records, contracts and documents of Company and Bank. The Company shall furnish to Gold and its authorized representative all information with respect to the affairs of Company and Bank as Gold may reasonably request.

         5.4 Financial Statements and Call Reports. From and after the date hereof through the Closing Date, Company shall deliver to Gold monthly reports of condition and income statements of Bank and shall deliver to Gold copies of the call reports for Bank as filed with any regulatory agency promptly after such filing.

         5.5 Right to Attend Meetings. Company and Bank shall allow a representative of Gold to attend as an observer all meetings of the Board of Directors of Company and Bank and all meetings of the committees of each such board, including, without limitation, the audit and executive committees thereof and any other meetings of Company or Bank officials at which policy is being made. Company and Bank shall give reasonable notice to Gold of any such meeting and, if known, the agenda for or business to be discussed at such meeting. Company and Bank shall provide to Gold all information provided to the directors on all such boards and committees in connection with all such meetings or otherwise provided to the directors and shall provide any other financial reports or other analyses prepared for senior management of Company or Bank.

         5.6. Data Processing. Company shall cooperate with Gold in taking those planning actions necessary to be in a position to convert its data processing procedures and formats to procedures and formats used by Gold. Gold shall provide such assistance and consultation as Company may reasonably require in such planning process.

         5.7 No Solicitation. Neither Company nor Bank nor any affiliates or associates of Company nor Bank acting for or on behalf of Company or Bank shall, directly or indirectly, make, encourage, facilitate, solicit, assist or initiate any inquiry or proposal, or participate in any negotiations with, or, subject to the provisos to this sentence, provide any information to, any corporation, partnership, agent, attorney, financial adviser, person, or other entity or group (other than (a) Gold, Sub, an affiliate or associate of Gold or Sub or an officer, employee or other authorized representative of Gold, Sub or such affiliate or associate or (b) the Company's counsel, accountants and financial adviser solely for use in connection with the transactions contemplated hereby) relating to any (i) liquidation, dissolution, recapitalization, merger or consolidation of the Company or Bank, (ii) outside the ordinary course of business, sale of a significant amount of assets of the Company or Bank, (iii) purchase or sale of shares of capital stock of the Company or Bank, or (iv) any similar transactions involving Company or Bank, other than the transactions contemplated by this Agreement; provided, however, that the Company may provide information at the request of a third party if the Board of Directors of the Company determines, in good faith, that the exercise of its fiduciary duties to the Company's shareholders under applicable law, as advised in writing by outside counsel reasonably acceptable to Gold and Sub, requires it to take such action, and, provided further, that Company may not, in any event, provide to such third party any information which it has not provided to Gold and Sub. Company shall immediately cease and cause to be terminated any and all such contacts and negotiations with respect to any such transaction. Company shall immediately inform Gold and Sub of any inquiry, proposal or request for information (including the terms thereof and the person making such inquiry) which it may receive in respect of such a transaction.

         5.8 Regulatory Approvals. Subject to the terms and conditions of this Agreement, Company agrees to use its reasonable best efforts to cooperate with Gold in Gold's efforts to secure as expeditiously as practicable all the necessary approvals, regulatory or otherwise, needed to consummate the transactions contemplated herein.

         5.9 Information. Company shall provide such information and answer such inquiries as Gold may reasonably request or make concerning the subject matter of the representations and warranties of Company herein.

         5.10 TaxFree Reorganization Treatment. Company shall not intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a tax free "reorganization" within the meaning of Section 368(a) of the Code (subject to required recognition of gain or loss with respect to cash paid pursuant hereto or to any holder of Company Common Stock who dissents from the merger).

                                   ARTICLE VI
                            COVENANTS OF GOLD AND SUB

         6.1 Regulatory Approvals. Subject to the terms and conditions of this Agreement, Gold and Sub agree to use their reasonable best efforts to secure as expeditiously as practicable all the necessary approvals, regulatory or otherwise, needed to consummate the transactions contemplated herein and agree to exercise best efforts to file applications relating to such approvals within thirty (30) days from the date hereof or as soon thereafter as is reasonably possible. Gold and Sub shall provide to Company's counsel a copy of all applications for such approvals and shall keep such counsel or the Company advised of the status of the regulatory review process.

         6.2 Information. Gold and Sub shall provide such information and answer such inquiries, as the Company may reasonably request or make concerning the subject matter of the representations and warranties of Gold and Sub herein.

         6.3 TaxFree Reorganization Treatment. Neither Gold nor Sub shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a tax free "reorganization" within the meaning of Section 368(a) of the Code.

         6.4 Employee Benefits. Employees of Company or Bank shall be eligible to participate in all Gold employee welfare benefit plans in accordance with their terms, and for such purpose all service of such employees with the Company and Bank shall be counted as service with Gold.

                                   ARTICLE VII
                   CONDITIONS PRECEDENT TO GOLD'S OBLIGATIONS

         The obligations of Gold and Sub to consummate the transactions hereunder shall be subject to the satisfaction on or before the Closing Date of all of the following conditions, except such conditions as Gold or Sub may waive in writing:

         7.1 Representations, Warranties and Covenants. All representations and warranties of Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes permitted by or contemplated by this Agreement and except to the extent that any such representation or warranty is made solely as of a specified date. Company shall have performed all agreements and covenants in all material respects required by this Agreement to be performed on or prior to the Closing Date and Gold shall have received a certificate signed by an executive officer of the Company, dated the Closing Date, to the foregoing effect.

         7.2 Material Actions; Debts or Defaults. On the Closing Date, there shall not be: (i) except as set forth on the Company Disclosure Schedule, any actions, suits, claims, demands or other proceedings or investigations, either judicial or administration, pending or, to the knowledge of Company or Bank, threatened against or affecting the properties, assets, rights or business of Company or Bank or the right to carry on or conduct their respective businesses;
(ii) any debt, liability or obligation of Company or Bank known to either (whether accrued, contingent, absolute or otherwise) required to be reflected in a corporate balance sheet or the notes thereto that is not reflected or reserved against in their respective financial statements or was not incurred in ordinary course of their respective businesses; or (iii) any material breach or material default of Company or Bank known to either under any agreement or commitment to which either is a party, or under any loan agreement, note, security agreement, guarantee or other document pursuant to or in connection with the Company's or Bank's extension of credit, any of which would have a Material Adverse Effect on the Company or Bank.

         7.3 Adverse Changes. From the date hereof to the Closing Date, there have been no material adverse change in the financial condition of, or in the properties, assets, liabilities, rights or business, taken as a whole, of Company or Bank, and taking into account for this purpose the proceeds of any applicable insurance.

         7.4 Regulatory Authority Approval. Orders, consents and approvals in form and substance reasonably satisfactory to Gold shall have been entered by or obtained from the appropriate regulatory authorities authorizing consummation of the transactions contemplated hereby pursuant to the provisions of the Bank Holding Company Act and any other applicable federal or state banking regulatory statute or rule, and no such order, consent or approval shall be conditioned or restricted in any manner which in the reasonable judgment of Gold would materially adversely affect the operations of or be unduly burdensome to Gold.

         7.5 Litigation. At the Closing Date, there shall not be pending or threatened litigation in any court or any proceeding by any governmental commission, board or agency which Gold reasonably believes could reasonably result in restraining, enjoining or prohibiting the consummation of this Agreement.

         7.6 Financial Measures. On the Closing Date, the capital of Bank shall be not less than $9,435,005.00, the reserve for loan and lease loss of Bank shall be not less than $671,555.00 and the total indebtedness of the Company shall not exceed $531,065.00, all as determined on the basis of the March 31, 1998 financial statements of the Bank delivered to Gold. Subject to Section 5.2(e) hereof, it is fully understood all future earnings from the date hereof forward shall accrue to the retained earnings or reserves of the Bank, respectively, and shall not result in an increase of any consideration payable by Gold or Sub hereunder.

         7.7 Approval by Shareholders. The shareholders of Company shall have duly approved and adopted this Agreement and the other transactions contemplated hereby to the extent required by applicable requirements of law and the Articles of Incorporation and ByLaws of Company.

         7.8 Tax Representations. Each shareholder of Company owning more than 10% of the outstanding Company Common Stock shall have made those representations reasonably requested by counsel and necessary to enable them to render the opinion described in Section 7.11 hereof.

         7.9 Affiliate Agreements. Each person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for pooling-of-interests accounting treatment) of the Company and Bank at the time this Agreement is submitted to approval of the stockholders of the Company and Bank shall deliver to Gold a letter in substantially the form set forth in Exhibit 7.9.

         7.10. Satisfactory Due Diligence. Representatives of Company and Bank have cooperated with Gold, Sub and representatives of Gold and Sub in conducting its due diligence in accordance with the terms of Section 5.3 above.

         7.11 Federal Tax Opinion. Gold shall have received an opinion of Payne & Jones, Chartered, counsel to Gold ("Gold's Counsel"), in form and substance reasonably satisfactory to Gold, dated the Closing Date, stating that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Code, subject to required recognition of gain or loss with respect to cash paid to holders of Company Common Stock who dissent from the Merger.

         7.12 Opinion of Counsel. Gold shall have received an opinion of Stinson, Mag & Fizzell, P.C. ("Company's Counsel"), dated the Closing Date, in form and substance reasonably satisfactory to Gold covering the matters set out in Exhibit 7.12 hereto.

         7.13 Qualification for Pooling-of-Interest Treatment. Gold shall have received an opinion from an accounting firm reasonably acceptable to Gold that this transaction will qualify for pooling-of-interest accounting treatment and that all conditions applicable thereto (including limitation of any cash consideration paid by Gold hereunder and absence of any capital transactions involving any parties hereto) have been met.


                                  ARTICLE VIII

                       CONDITIONS PRECEDENT TO OBLIGATION
                               OF COMPANY AND BANK

         The obligations of Company to consummate the transactions contemplated hereunder shall be subject to satisfaction on or before the Closing Date of all of the following conditions, except such conditions as Company may waive in writing:

         8.1 Representations, Warranties and Covenants. All representations and warranties of Gold and Sub contained in this Agreement shall be true in all material respects on and as of the Closing Date, except to the extent that any such representation or warranty is made solely as of a specified date, and Gold shall have performed all agreements and covenants in all material respects required by this Agreement to be performed on or prior to the Closing Date, and Company shall have received a certificate signed by an executive officer of Gold, dated the Closing Date, to the foregoing effect.

         8.2 Regulatory Authority Approval. Orders, consents and approvals in form and substance reasonably satisfactory to Company shall have been entered by or obtained from the appropriate regulatory authorities authorizing consummation of the transactions contemplated by this Agreement pursuant to the provisions of the Bank Holding Company Act and any other applicable federal or state banking regulatory statute or rule.

         8.3 Litigation. There shall not be pending or threatened litigation in any court or any proceeding by any governmental commission, board or agency which Company believes could reasonably result in restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

         8.4 Approval by Shareholders. The shareholders of Company shall have duly approved and adopted this Agreement, the Merger and the transactions contemplated hereby to the extent required by applicable requirements of law and the Articles of Incorporation and ByLaws of the Company and Bank.

         8.5 Adverse  Changes.  From the date of this  Agreement  to the Closing
Date, there will have been no material adverse change in the financial condition, properties, assets, liabilities, rights, business or prospects of Gold.

         8.6. Federal Tax Opinion. The Company shall have received, at Gold's expense, an opinion of Gold's Counsel, addressed to the Company and its shareholders in form and substance reasonably satisfactory to the Company and Company's Counsel, dated the Closing Date, to the effect that the Merger will be a tax-free reorganization under Section 368(a)(1)(C) of the Code and no gain or loss will be recognized by the shareholders of the Company, except for recognition of gain or loss with respect to cash paid to holders of Company Common Stock who dissent from the Merger.

         8.7. Opinion of Counsel. Company shall have received, at Gold's expense, an opinion of Gold's Counsel, dated the Closing Date, in form and substance reasonably satisfactory to Company, covering the matters set out in
Exhibit 8.7 hereto.

         8.8. Cash Dividend. The Board of Directors of the Company shall have declared and the Company shall have paid the Permitted Dividends on Company Common Stock authorized by Section 5.2(e) hereof.

                                   ARTICLE IX
                    TERMINATION OF AGREEMENT; INDEMNIFICATION

         9.1 Basis for Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date: (a) by mutual consent in writing of the parties hereto; (b) by Gold upon written notice to Company if any regulatory approval of the transactions contemplated under the terms of this Agreement shall be denied or if any such regulatory approval shall be conditioned or restricted in any manner which in the reasonable judgment of Gold would materially adversely affect the operations of or would be unduly burdensome to Gold; (c) by Gold or Company if the other party has materially breached this Agreement and has not cured such breach within the earlier of (i) 30 days after the nonbreaching party shall have given notice to the breaching party of the existence of such breach or (ii) the Closing Date;
(d) by Gold or Company upon written notice to the other of any other condition imposed for the benefit of such party that shall not have been satisfied or waived prior to the Closing Date; or (e) by either Gold or Company if the Closing Date shall not have occurred by December 31, 1998, unless Gold and Company agree in writing to extend such deadline; provided that the terminating party is not then in material breach of this Agreement. As used in this Section 9.1, actions contemplated as being taken by Gold or the Company must be taken by their respective Board of Directors or the Executive Committee of such Board.

         9.2 Effect of Termination. In the event of termination of this Agreement for any reason set forth in Section 9.1, other than a breach thereof, no party hereto shall have any liability to the other of any nature whatsoever, including any liability for loss, damages or expenses suffered or claimed to be suffered by reason thereof.

         In the event Gold and Sub have performed all of their obligations hereunder and all conditions precedent to the obligation of Company to close have been met or waived in writing by Company, but Company fails or otherwise refuses to close, then Gold shall be entitled to enforce the terms hereof by an action seeking specific performance. Such right is not exclusive and shall not preclude Gold from also pursuing an action to recover any and all damages resulting from the Company's default hereunder. All remedies available to Gold hereunder or by law are cumulative.

         In the event Company has performed all of its obligations hereunder and all conditions precedent to the obligations of Gold and Sub to close have been met or waived in writing by Gold and Sub, but Gold and Sub fail or otherwise refuse to close, then Company shall be entitled to enforce the terms hereof by an action seeking specific performance. Such right is not exclusive and shall not preclude Company from also pursuing an action to recover any and all damages resulting from the default by Gold and Sub hereunder. All remedies available to Company hereunder or by law are cumulative.

         9.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Company or Sub, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         9.5 Indemnification by Company. The Company agrees to indemnify and hold harmless Gold, Sub and the officers, shareholders and directors of each such entity from and against and in respect of any and all damages, losses, diminution of value, or expenses suffered or incurred by any such party (whether as a result of third party claims, demands, suits, causes of action, proceedings, investigations, judgments or liabilities or otherwise), including costs of investigation in defense and reasonable attorneys' fees assessed, incurred or sustained by or against any of them, with respect to or arising out of any breach of the representations, warranties and/or covenants of the Company set forth herein.

         9.6 Indemnification by Gold. Gold agrees to indemnify, defend and hold harmless Company and the Bank, and the shareholders, directors, officers, employees, agents and representatives of each such entity, from and against and in respect of any and all damages, losses, diminution of value, or expenses suffered or incurred by Company (whether as a result of third party claims, demands, suits, causes of action, proceedings, investigations, judgments, liabilities or otherwise), including costs of investigation and defense and reasonable attorneys' fees assessed or incurred or sustained by or against Company or its shareholders, with respect to or arising out of any breach of the representations, warranties and covenants of Gold and Sub set forth herein.

         9.7 Limitations on Indemnification. Notwithstanding anything herein contained to the contrary, no person shall be entitled to indemnification under the provisions of this Agreement: (i) unless such party shall have given written notice to the indemnifying party setting forth its claim for indemnification in reasonable detail, (ii) unless the total aggregate claims for indemnification have exceeded $50,000.00 and (iii) to the extent that the aggregate amount of all indemnification liability under Section 9.5 or Section 9.6, as applicable, exceeds the total value of consideration provided (as of the Closing Date) by Gold and Sub under Section 2.2 in exchange for Company Common Stock.

         9.8. Procedure for Indemnification. If a party hereto becomes aware of an event which gives rise to a claim for indemnification hereunder, such party shall give the other party prompt notice of any such action, claim, liability, assessment or notice of deficiency received by such party which might result in any liability under this provision. Further, any party who may claim a right of indemnification hereunder agrees to refrain from paying, settling or compromising any such claim for which indemnification may be sought without giving notice of same to the other party. If the other party wishes to contest or defend such third party claim, then the party against whom the claim was made shall be obligated to cooperate fully with such party in contesting and preserving all rights with respect to such contest; provided, however, that if the other party does not wish to challenge or contest such third party claim, then the party against whom the claim was being made by settle same on terms and conditions it deems to be the most favorable it can be obtained and then inserting the indemnification claim against the other party hereto. When giving a notice under this provision, a party may specify a time for a response from the other party as to whether such other party wishes to contest or defend such third party claim. Such deadline for response may be established consistent with the facts and circumstances surrounding the situation. If a party hereunder claims indemnification for a claim other than a third party claim, the party seeking indemnification shall notify the indemnifying party in writing of the basis for such claim setting forth the nature and amount of the damages resulting from such claim. To the extent a party is deemed to have ultimately been responsible for indemnification, then interest shall be deemed to accrue on the unpaid amount of indemnification obligation at the prime rate of interest announced from time to time by Exchange National Bank, such interest to be calculated based on the actual number of days elapsed from the date each indemnification obligation becomes due and owing until paid in full and based on 365 day year.

                                    ARTICLE X
                             SECURITIES LAWS MATTERS

         10.1 Registration Statement and Proxy Statement. Gold shall, at Gold's expense (but subject to the terms of Section 11.1 hereinafter) as soon as practicable prepare and file a registration statement on Form S-4 to be filed with the SEC pursuant to the Securities Act for the purpose of registering the shares of Gold Common Stock to be issued in the Merger (the "Registration Statement"). Company, Gold and Sub shall each provide promptly to the other such information concerning their respective businesses, financial conditions, and affairs as may be required or appropriate for inclusion in the Registration Statement or the proxy statement to be used in connection with the special stockholders' meetings of Company and to be called for the purpose of considering and voting on the Merger (the "Proxy Statement"). Company, Gold and Sub shall each cause their counsel and auditors to cooperate with the other's counsel and auditors in the preparation and filing of the Registration Statement and the Proxy Statement. Gold shall not include in the Registration Statement any information concerning Company or Bank to which Company shall reasonably and timely object in writing. Gold, Sub and Company shall use their reasonable best efforts to have the Registration Statement declared effective under the Securities Act as soon as may be practicable and thereafter Company shall distribute the Proxy Statement to its stockholders in accordance with applicable laws not fewer than 20 business days prior to the date on which this Agreement is to be submitted to its stockholders for voting thereon. If necessary, in light of developments occurring subsequent to the distribution of the Proxy Statement, Company shall mail or otherwise furnish to its shareholders such amendments to the Proxy Statement or supplements to the Proxy Statement as may, in the reasonable opinion of Gold, Sub or Company, be necessary so that the Proxy Statement, as so amended or supplemented, will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or as may be necessary to comply with applicable law. Gold and Sub shall not be required to maintain the effectiveness of the Registration Statement after delivery of the Gold Common Stock issued pursuant hereto for the purpose of resale of Gold Common Stock by any person. For a period of at least two years from the Effective Time, Gold shall make available "adequate current public information" within the meaning of and as required by paragraph (c) of Rule 144 adopted pursuant to the Securities Act.

         10.2 State Securities Laws. The parties hereto shall cooperate in making any filings required under the securities laws of any state in order either to qualify or register the Gold Common Stock so it may be offered and sold lawfully in such state in connection with the Merger or to obtain an exemption from such qualification or registration.

         10.3 Publication of Combined Financial Results. Gold will file with the Securities and Exchange Commission a Periodic Report on Form 8K containing financial statements which include no less than 30 days of combined operations of Gold and Company, ended on a normal closing date, as soon as practicable after the Effective Time unless the first 30 day period of combined operations is reflected in and ends on the normal closing date of an annual report on Form 10K or quarterly report on Form 10Q.

         10.4. Affiliates. Certificates representing shares of Gold Common Stock issued to "Affiliates" (as defined in Rules 145 and 405 adopted under the Securities Act) of Company pursuant to this Agreement will be subject to stop transfer orders (as reasonably required in connection with Rule 145) and will bear a restrictive legend set out in the Affiliate Letter; provided, however, that following publication of financial results covering at least thirty (30) days of combined operations of Gold and the Company and upon receipt of an opinion of counsel reasonably satisfactory to Gold that a proposed sale, pledge, transfer or other disposition of a specified number of shares of Gold Common Stock by an Affiliate will comply with or will be exempt from the Securities Act, Gold shall, as promptly as practicable after receipt of the stock certificates representing such Affiliate's Gold Common Stock (and in any event within seven (7) business days after such receipt), direct the Transfer Agent for the Gold Common Stock to remove the stock transfer order related thereto and reissue a stock certificate evidencing such shares to the Affiliate with such restrictive legend.

         10.5. Indemnification. Gold agrees to indemnify and hold harmless Company and its shareholders, directors, officers, employees, representatives and agents from and against any and all claims, liabilities, damages and expenses (including reasonable attorneys' fees), whether arising under federal or state securities or Blue Sky laws or otherwise, which may be asserted against any of them and which arise as a result of any alleged act or failure to act, or any alleged statement or omission, of Gold done or made in connection with the Merger, Registration Statement, Proxy Statement, or any other statement or form filed or required to be filed with the SEC or any state securities department or delivered or required to be delivered to the holders of Company Common Stock except to the extent any such alleged act, failure to act, statement or omission is a result of information provided by the Company.


                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Expenses. Except as set forth herein, each party shall be responsible for its own expenses in connection with this transaction. Specifically, each party shall be responsible for their own legal and accounting fees and any related costs or charges associated with the negotiation, execution and consummation of this Agreement. However, notwithstanding anything herein contained to the contrary, it is understood and agreed that the Company shall pay up to an aggregate of $50,000.00 of the total cost of (i) the certified audit of the consolidated balance sheet of the Company as of December 31, 1997 (if required) and the statement of income for the year then ended and (ii) the preparation and filing of the Registration Statement and Proxy Statement referenced in Section 10.1 above.

         11.2 Parties in Interest. This Agreement and the rights hereunder are not assignable unless such assignment is consented to in writing by all parties hereto. Except as otherwise expressly provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and permitted assigns of the parties hereto.

         11.3 Entire Agreement, Amendments, Waiver. This Agreement contains the entire understanding of Gold, Sub and Company with respect to the Merger and supersedes all prior agreements and understandings, whether written or oral, between them with respect to the Merger contemplated herein. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or permitted assigns. Any condition to a party's obligation hereunder may be waived by such party in writing.

         11.4 Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or transmitted by telefacsimile with a copy thereof transmitted by a nationally recognized overnight delivery service or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the parties at the following addresses or at such other address as shall be given in like manner by any party to the other:

If to Company:    First State Bancorp, Inc.
                  5th and Broadway
                  Pittsburg, KS  66762
                  Telephone:  (316) 231-2000
                  FAX:  (316) 231-3974


with a copy to:   Mr. William R. Hagman, Jr.
                  224 Via Napoli
                  Naples, FL  34105
                  Telephone:  (941) 234-6030
                  FAX:  (941) 261-3568

and:              Michael W. Lochmann
                  Stinson, Mag & Fizzell, P.C.
                  1201 Walnut Street
                  Suite 2800
                  Kansas City, MO  64106
                  Telephone: (816) 842-8600
                  FAX:  (816) 691-3495

If to Gold:       Mr. Michael W. Gullion
                  Gold Banc Corporation, Inc.
                  11301 Nall Avenue
                  Leawood, KS  66211
                  Telephone:  (913) 451-8050
                  FAX:  (913) 451-8004
with a copy to:   Thomas K. Jones
                  Payne & Jones, Chartered
                  P.O. Box 25625
                  Overland Park, KS  66225
                  Telephone:  (913) 469-4100
                  FAX:  (913) 469-8182

         11.5 Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Kansas.

         11.6 Further Acts. Gold, Company and Sub agree to execute and deliver on or before the Closing Date such other documents, certificates, agreements or other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         11.7. Special Provision Regarding Disclosure Schedules. The parties hereto acknowledge and agree that neither side has had time to prepare completed and comprehensive drafts of the Company Disclosure Schedule or the Gold Disclosure Schedule, but desire to proceed with the execution, delivery and announcement of this Agreement. Therefore, the parties hereto covenant and agree that within twenty-one (21) days after the date hereof, the Company will prepare and deliver to Gold the Company Disclosure Schedule, and Gold will prepare and deliver to Company the Gold Disclosure Schedule, each of which shall be deemed to have been given on and prepared as of the date hereof. If for any reason, Gold, in the exercise of its reasonable discretion, determines that the Company Disclosure Schedule discloses a Material Adverse Change in the Company of which Gold was not previously aware, or Company, in the exercise of its reasonable discretion, determines that the Gold Disclosure Schedule discloses a Material Adverse Change in Gold of which Company was not previously aware, then notwithstanding any other provision of this Agreement, either Gold or Company may immediately terminate this Agreement within seven (7) days after receipt of such schedule, without any further liability to the other party hereto. The provisions of this Section 11.7 shall supersede all other provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                        GOLD BANC CORPORATION, INC.



                                         By:/s/ Michael W. Gullion
                                        ---------------------------------------
                                         Name:    Michael W. Gullion
                                         Title:  President and Chief Executive
                                                  Officer


ATTEST:


/s/ Keith E. Bouchey
-----------------------------
Name:    Keith E. Bouchey
Title:   Secretary

                                         GOLD BANC ACQUISITION
                                         CORPORATION VII, INC.


                                         By:/s/ Michael W. Gullion
                                        ---------------------------------------
                                         Name:    Michael W. Gullion
                                         Title:   President and Chief Executive
                                                   Officer


ATTEST:


/s/ Keith E. Bouchey
----------------------------
Name:    Keith E. Bouchey
Title:   Secretary

                                        FIRST STATE BANCORP, INC.


                                         By:/s/ Jack H. Overman
                                        ---------------------------------------
                                         Name:    Jack H. Overman
                                         Title:   Vice President

ATTEST:


/s/ Juliana M. Story
----------------------------
Name:    Juliana M. Story
Title:   Secretary